Exhibit 15.1

G. Willi-Food International Ltd.
Yavne, Israel

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-266312 on Form S-8 of our report dated March 22, 2023, relating to the consolidated financial statements of G. Willi-Food International Ltd. which appears in this Annual Report on Form 20-F of G. Willi-Food International Ltd. for the year ended December 31, 2022.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr)
BDO Member Firm
March 22, 2023